AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF REAL PROPERTY is made and entered into this 21st Day of February, 1997 by and between Celebrate L.L.C. and/or assignee (hereinafter referred to as "Buyer") and S.H.F. Acquisition Corp. ("Seller"), with reference to the following facts:

A. Seller is the owner of a parcel of vacant land consisting of approximately .82 gross acres described as a portion of the W2 SW4 SW4 SE4 NW4 of Section 33, Township 19S and Range 61E, M.D.M. (hereinafter referred to as the "Property"). The property is further described as Arroyo Grande Unit 3 consisting of 4 lots.

B. Buyer now desires to purchase from Seller and Seller desires to sell to Buyer the Property.

NOW THEREFORE, in consideration of the mutual covenants, premises and agreements contained herein, the parties hereto do hereby agree as follows:

1. PURCHASE AND SALE. Buyer shall purchase from Seller, upon the terms and conditions set forth, the Property. Purchase shall be in the form of cash or certified funds at the close of escrow.

2. PURCHASE PRICE. The purchase price to be paid for the Property shall be exactly ONE HUNDRED THOUSAND DOLLARS
($100,000.00).  Said sum shall by paid as follows:

     a) Upon the acceptance of this offer to purchase, the Buyer shall deposit into escrow FIVE THOUSAND DOLLARS ($5,000 00). Said deposit shall be applicable to purchase price. Upon satisfaction of the contingencies contained in paragraph 6, at Buyer's sole discretion, the earnest money deposit shall be increased to TEN THOUSAND DOLLARS ($10,000.00) and become non-refundable in the event Buyer fails to close. In the event Buyer elects to cancel prior to expiration of the contingency period, the initial deposit of FIVE THOUSAND DOLLARS ($5,000.00) shall be released to the Buyer without further instructions from Seller.

3. TITLE TO THE PROPERTY. Title conveyed is to be subject to encumbrances, easements, rights of way, restrictions, conditions and covenants of record as shown on a current preliminary title report provided through escrow to be furnished at Seller's expense. Buyer shall have ten (10) working days following receipt of said report to approve the condition of title, provided that if written disapproval is not received by Buyer within said period, Buyer shall be deemed to have accepted the condition of the title. Seller agrees to deliver, at his expense, good and merchantable title as evidenced by a policy of title insurance to the Buyer. The Buyer, at his option, may terminate this offer to purchase and his earnest money shall be returned if the Seller fails to deliver good and merchantable title as herein provided.

4. DISCLOSURE OF CONDITIONS. Buyer shall take title subject to declarations, covenants, conditions and restrictions, articles of incorporation, bylaws, rules and regulations currently in force, to be delivered to Buyer. Buyer shall be deemed to have approved said documents unless written notice to the contrary is delivered to Seller within ten (10) working days of receipt by Buyer.

5. ESCROW. The purchase and sale provided for herein shall be consummated through an escrow to be opened with Fidelity National Title (Regina Kington). THE ESCROW SHALL BE DEEMED OPEN WHEN BUYER AND SELLER HAVE EXECUTED AND DEPOSITED SIGNED ESCROW INSTRUCTIONS WITH THE ESCROW COMPANY (THE OPENING OF ESCROW). Said escrow shall be upon the usual form of instructions of the escrow holder for transactions of the type provided for herein, except that said instructions shall incorporate ail terms and provisions of this Agreement, and in additions shall provide the following:

     a) to close escrow 75 days from opening escrow or recordation of final map whichever is later but in no event later than 9/1/97;

     b) promptly after the opening of escrow, Seller shall cause to be procured and delivered for Buyer's approval the Preliminary Title Report and copies of documents referred to in paragraph 3;

     c) Seller shall pay a Documentary Transfer Tax, and all other fees and costs shall be divided in accordance with the usual practices of the escrow holder;

     d) real property taxes shall be prorated to Close of Escrow;

     e) any Special Assessments or Fees outstanding on the Property shall be paid by Seller;

     f) in the event of any conflict between the terms of this agreement and the terms of the escrow, the terms of this agreement shall prevail except where the escrow instructions specifically provide otherwise.

If escrow fails to close as the result of Buyer's default, all monies deposited by Buyer into escrow shall be considered as liquidated damages to the Seller. If escrow fails to close as a result of Seller's default, Buyer shall be entitled to seek specific performance remedies. The provisions of this paragraph shall be the sole remedies available to each respective party hereunder in the event of a default under this agreement.

6. CONTINGENCIES. The purchase of the Property is contingent upon:

     a) Buyer's approval of the Preliminary Title Report and all documents described within the Preliminary Title Report, issued by Fidelity National Title Company concerning the property as described in paragraph (3).

     b) Buyer's approval of all surveys and engineering as to soils conditions, dirt balance, hydrology, sewer and water availability, tortoise mitigation and on and off site costs and feasibility studies, all to be completed at Buyer's expense, at Buyers option.

     c) Buyer's approval of a Phase I Environmental Site
     Assessment to be performed by (Buyer to select) at Buyer's expense, at Buyers option.

The above contingencies are solely for the Buyer's benefit. Each of the contingencies must be approved in writing, by Buyer on or before 45 days from the Opening of Escrow. Should Buyer not approve for any reason whatsoever, any one of the above contingencies, then he shall have the right to terminate this Agreement on or before the expiration of the contingency period.

In the event Buyer terminates this Agreement due to his disapproval of one or more of the contingencies, any deposits made by Buyer shall be immediately returned to Buyer less any escrow costs incurred and Buyer shall have no further obligations under this agreement. Buyer shall be solely responsible for all costs involved in satisfying the above contingencies.

7. DUE DILIGENCE STUDIES. It is hereby agreed that, in the event that this escrow does not close, that the Buyer shall furnish at no expense to Seller, all surveys, engineering, feasibility studies, reports and any and all other materials in Buyer's possession that may pertain to the development of the property. Buyer hereby agrees to indemnify Seller from any claims, liens damages and expenses (including attorney's fees) arising from or in connection with such entry.

8. OFFER EXPIRATION. Unless the Seller's acceptance of this offer to purchase is delivered to Buyer before 5PM, the 25th day of February, 1997, this offer shall be deemed revoked.

9.   AGENCY DISCLOSURE.  See attached agency disclosure forms.

10. NOTICES. Any and all notices, demands, or other communications required or desired to be given hereunder shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the United States mail certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication be serviced personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication be given by mail, such shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth.

     To Buyer:      Celebrate L.L.C.
                    2317 Glassport Cir.
                    N. Las Vegas, NV 89030
                    Ann: Harry Shull



     To Seller:     S.H.F. Acquisition Corp.
                    4045 Spencer Street, Ste. 206
                    Las Vegas, NV 89119
                    Attn: Jim Dale

Any party hereto may change its' address for the purpose of receiving notices, demands and other communications as herein provided by written notice given in the manner aforesaid to the other party or parties hereto. After opening of escrow, a copy of all notices, demands and other communications shall be given to the escrow office.

11. APPLICABLE LAWS AND SEVERABILITY. This document shall, in all respects, be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed with the State of Nevada. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

12. ENTIRE AGREEMENT. The foregoing represents the entire Agreement between the parties and no verbal statements made by any party are a part hereof unless incorporated in writing. In the event either party shall prevail in any legal action commenced to enforce this agreement, he shall be entitled to all costs incurred in such action including attorney's fees, costs and expenses as may be fixed by the Court.

13. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless in writing and signed by ail parties hereto.

14. SUCCESSORS OR ASSIGNS. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

15. TIME OF THE ESSENCE. Time is of the essence of this Agreement and all terms, provisions, covenants and conditions hereof.

16. BUYER'S STATEMENT. Buyer states that Buyer will personally inspect said property and is buying said property on his own inspection and not on any representation(s) of Seller or Seller's Agent(s). Buyer accepts that the only guarantees given by Seller are those of title and there are no other guarantees given by Seller as to, but not limited to, condition, zoning, fitness for use for any certain purpose, soils tests, percolation tests, improvements, presence or absence of utilities, or paving.

17. SELLER'S STATEMENT. The sale of Unit 3 is contingent upon the successful completion of the sale of Units 2A and 2B (53 lots of Arroyo Grande Estates).

18.  DISCLOSURE.  Seller is aware that Buyer is a Nevada Real
Estate Licensee.

19. DISCLOSURE. Seller warrants no knowledge of soil contamination.


                          COUNTER OFFER


The Agreement For the Purchase and Sale of Real Property made by Celebrate L.L.C. to purchase the real property commonly known as Phases 3 Arroyo Grande Estates dated February 21, 1997 is not accepted in its present form, but the following COUNTER OFFER is hereby submitted:


     CHANGE TO READ AS FOLLOWS
     B. ... desires to sell to Buyer the Property, as is.


     CHANGE TO READ AS FOLLOWS
     5a.  Close of escrow shall be no later than July 1, 1997.

     ADD NEW PARAGRAPH
     5g. Escrow shall be deemed to be opened on the first business day following the signing of this document by both the Seller and Buyer, and Buyer is notified in of Sellers signing in writing.

     CHANGE TO READ AS FOLLOWS
     6a.  Seller will provide Buyer a copy of a current
     Preliminary Title Report, and . . .

     ADD NEW PARAGRAPH
     6d. Buyer shall, within thirty (30) days of receipt of the Preliminary Title Report and supporting documentation, provide written notice to seller of any items unacceptable to Buyer. Seller shall have 10 days to agree to remove such items, and in the event seller is unwilling or unable to do so, this agreement shall terminate and the escrow be canceled. Buyers failure to object to the exceptions in the preliminary title report, within 30 days, set forth above shall be deemed an approval of the Preliminary Title Report. The above also applies to paragraph 4 of Purchase Agreement.

     ADD NEW PARAGRAPH
     6e. Buyer and Buyer's experts shall exercise care in entering upon and inspecting the property. Buyer hereby agrees to defend, indemnify, and hold the Seller, its officials, employees, and agents, harmless from damages, losses, cost expenses, and liabilities, (including legal fees), incurred by Seller arising out of and resulting from Buyer's and Buyer's experts entry upon and inspection of the property.

The undersigned Buyers, offer and agree to purchase said property on the terms and conditions herein stated and acknowledges receipt of a copy of this agreement from the Broker named above.

Date: 2/21/97  Time:  10:45 am     BUYER: /S/

Address: 2317 Glassport Cir.  City: North Las Vegas    State: NV


Date: 2/26/97  Time:  8:35 am      SELLER:  SHF Acquisition Corp.
                                            by: /s/ James H. Dale
                                                President

Address: 4045 S. Spencer St. Ste. 206  City: Las Vegas  State: NV